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                                                                                                  Exhibit 11

                                          CERNER CORPORATION AND SUBSIDIARIES
                                        COMPUTATION OF EARNINGS PER COMMON SHARE


                                                  Three Months Ended                 Six Months Ended
                                            June 28, 1997    June 29, 1996    June 28, 1997    June 29, 1996
                                            -------------    -------------    -------------    -------------

Net earnings:                                $ 3,324,000      $ 1,689,000      $ 5,260,000      $ 5,911,000

Weighted average number of common and
  common stock equivalent shares:

   Weighted average number of
      outstanding common shares               32,907,692       32,644,112       32,911,709       32,596,248

Dilutive effect (excess of number of shares
  issuable over number of shares
  assumed to be repurchased with the
  proceeds of exercised options based on
  the average market price during the
  period)                                        589,231        1,040,074          629,977        1,103,911
                                             -----------      -----------      -----------      -----------

                                              33,496,923       33,684,186       33,546,045       33,700,159

Earnings pers common and common stock
  equivalent shares:                         $       .10      $       .05      $       .16      $       .18
                                             -----------      -----------      -----------      -----------

Weighted average number of common and
  common stock equivalent shares,
  assuming full dilution:

        Additional dilutive effect
        (reduction in number of shares
        assumed to be repurchased with
        the proceeds of exercised stock
        options and converted warrants
        based on the end of the period
        market price of the stock, if
        higher than the average price)           963,707               --           980,017               --
                                             -----------      -----------       -----------      -----------

                                              33,871,399       33,684,186        33,891,726       33,700,159
                                             -----------      -----------       -----------      -----------

Earnings per common and common stock
       equivalent shares assuming full
       dilution:                             $       .10      $       .05       $       .16              .18
                                             -----------      -----------       -----------      -----------
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